EXHIBIT 99.1

Investor Update: Federal Stimulus Package & Help for Borrowers

Over the past several weeks we’ve updated our platform investors on what we’ve done and what we’re continuing to do to combat the effects of the coronavirus (COVID-19) pandemic on our investors’ portfolios. We continue to take immediate, proactive and temporary action and may continue to adjust as needed while we navigate the rapidly changing environment.

The environment remains fluid: The federal government enacted a $2.2T stimulus plan on March 27 that is unprecedented in size and speed. It includes expanded unemployment benefits, a cash infusion to most individuals, aid for small businesses, and Tax Day deferral (among other things).

The scope of the government’s response appears to reflect the market’s expectation that the spike in unemployment will be unprecedented and the recovery will be unique as well. Like other fintech and financial services companies, we are assessing the impact to our platform and the market, including the potential impact of aid on affected borrowers, but it is difficult to estimate with any precision. For example, the government’s relief in 2020 is larger than during the Great Recession of 2008, but perhaps more important, it appears intended to provide aid more quickly: it took more than 6 months for consumers to experience the benefits of the 2008 relief, while the government is anticipating that consumers in this case should experience benefits in the next 2-4 weeks.

We’re committed to our members’ financial success and are doing everything we can to help them stay on track throughout this period. We are waiving late fees starting April 1st through May 31st. We’ve rapidly added new collections and servicing capabilities, ranging from remote-work kits for our customer service teams, to tripling the number of people available to help over the phone, to adding new hardship plans (which enable eligible borrowers flexibility to make interest-only payments for a few months). Consistent with best practices and regulatory guidance, we have also designed a hardship plan specifically for this situation that allows eligible borrowers to easily skip up to two monthly payments and launched a self-service tool last week to allow people to apply for a hardship plan online. To date, as a percentage of our portfolio, the number of borrowers requesting hardship plans has been relatively small at less than 2% of total loans outstanding. The majority of those calling in are in current status (meaning they haven’t missed any payments to date and are proactively calling to let us know they think they’ll be impacted). We expect to continue to develop plans to help our borrowers during this difficult time.

There will be a temporary impact on investors’ cash flow due to borrowers enrolling in these programs, but it’s too early to estimate the ultimate effect on investor returns given the uncertain impacts of several factors, such as the total number of Americans who ultimately experience income dislocations as well as the potentially positive impact of the historic government stimulus package.

In the meantime, we have taken fast and aggressive action with the aim of protecting our investors’ returns on new issuance. We reduced approval rates for certain higher-risk borrower populations and increased income and employment verification requirements. Today, we announced increased interest rates for new borrowers ranging from 2% to 4% depending on loan grade. As a reminder, as we focus on borrowers with higher credit quality, investors may see fewer grade C and D loans available on the platform. Individual investors who are overweight those grades should consider the effects of cash drag on their portfolio and whether or not to reallocate now in line with their investment objectives.

These are difficult times for many people. We hear the pain in our borrowers’ voices when they call and are doing everything we can to help. We will continue to keep our investors posted and encourage them to reach out to us at investing@lendingclub.com with any questions.

Safe Harbor Statement

Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, loan performance, platform returns, borrower and investor demand, our ability to add servicing and payment plan capabilities, the impact of government efforts and stimulus in response to the

EXHIBIT 99.1

coronavirus, , our ability to successfully navigate the current economic climate, the performance of the company and the impact of the coronavirus are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this blog post is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.